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                                                              EXHIBIT 10(xcviii)

                                PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT (this "Pledge Agreement") is entered into as of December 17, 2002 by and among HB-PS HOLDING COMPANY, INC., a Delaware corporation ("Holdings" or the "Pledgor"), and WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as the administrative agent under the Credit Agreement referred to below (in such capacity, the "Administrative Agent" or the "Agent").

                                    RECITALS

         WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the "Credit Agreement"), among Hamilton Beach/Proctor-Silex, Inc., a Delaware corporation (the "Company"), the other Borrowers identified therein, the Lenders party thereto from time to time, the Agent and ABN AMRO Bank N.V., Canada Branch, as Canadian Agent, the U.S. Lenders have agreed to make U.S. Revolving Loans and to issue or participate in Letters of Credit and the Canadian Lenders have agreed to make Canadian Revolving Loans and to create Bankers' Acceptances upon the terms and subject to the conditions set forth therein; and

         WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement, the obligation of the U.S. Lenders to make their respective U.S. Revolving Loans and to issue or participate in Letters of Credit under the Credit Agreement and the Canadian Lenders to make Canadian Revolving Loans and to create Bankers' Acceptances under the Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Agent for the benefit of the Lenders.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code from time to time in effect in the State of New York (the "UCC") are used herein as so defined: Control, Entitlement Order, Securities Intermediary, Securities Account and Security Entitlement. For purposes of this Pledge Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into a Lender Hedging Agreement (to the extent the obligations of any Borrower thereunder constitute Pledgor Obligations.

         2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Pledgor Obligations, the Pledgor hereby pledges and assigns to the Agent, for the benefit of the Lenders, and grants to the Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of the Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Pledged Collateral"):

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                  (a)      Pledged Capital Stock. (i) 100% (or, if less, the
         full amount owned by the Pledgor) of each class of the issued and outstanding Capital Stock of the Company set forth on Schedule 2(a) attached hereto, together with the certificates (or other agreements or instruments), if any, representing such Capital Stock, and all options and other rights, contractual or otherwise, with respect thereto (collectively, the "Pledged Capital Stock"), including, but not limited to, the following:

                           (y) all shares, securities or other equity interests representing a dividend on any of the Pledged Capital Stock, or representing a distribution or return of capital upon or in respect of the Pledged Capital Stock, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Capital Stock; and

                           (z) without affecting the obligations of the Pledgor under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger involving the Company and in which the Company is not the surviving entity, all shares of each class of the Capital Stock of the successor entity formed by or resulting from such consolidation or merger.

                  (b) Proceeds. All proceeds and products of the foregoing, however and whenever acquired and in whatever form.

         Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that the Pledgor may from time to time hereafter pledge and deliver additional shares of stock or other interests to the Agent as collateral security for the Pledgor Obligations. Upon such pledge and delivery to the Agent, such additional shares of stock or other interests shall be deemed to be part of the Pledged Collateral and shall be subject to the terms of this Pledge Agreement whether or not Schedule 2(a) is amended to refer to such additional shares.

         3. Security for Pledgor Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following, whether now existing or hereafter incurred (the "Pledgor Obligations"): (a) all of the Obligations, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several and (b) all reasonable expenses and charges, legal and otherwise, incurred by the Agent and/or the Lenders in collecting or enforcing any Obligation or in realizing on or protecting any security therefor, including without limitation the security granted hereunder.

         4. Delivery of the Pledged Collateral; Perfection of Security Interest. The Pledgor hereby agrees that:

                  (a) Delivery of Certificate. The Pledgor shall deliver to the Agent (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Capital Stock and (ii) promptly upon the receipt thereof by or on behalf of the Pledgor, all other certificates and instruments constituting

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         Pledged Collateral. Prior to delivery to the Agent, all such certificates and instruments constituting Pledged Collateral shall be held in trust by the Pledgor for the benefit of the Agent pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) attached hereto.

                  (b) Additional Securities. If the Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or equity interests, stock splits, spin-off or split-off, promissory notes or other instrument; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities or other equity interests in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then the Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the Agent, shall segregate it from the Pledgor's other property and shall deliver it forthwith to the Agent in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Exhibit 4(a), to be held by the Agent as Pledged Collateral and as further collateral security for the Pledgor Obligations.

                  (c) Financing Statements. The Pledgor shall execute, if necessary, and deliver to the Agent such UCC or other applicable financing statements as may be reasonably requested by the Agent in order to perfect and protect the security interest created hereby in the Pledged Collateral.

                  (d) Provisions Relating to Securities Entitlements and Securities Accounts. With respect to any Pledged Collateral consisting of a Securities Entitlement or held in a Securities Account, (a) the Pledgor and the Securities Intermediary shall enter into an agreement with the Agent granting Control to the Agent over such Pledged Collateral, such agreement to be in form and substance satisfactory to the Agent and (b) the Agent shall be entitled, upon the occurrence and during the continuance of an Event of Default, to notify the applicable Securities Intermediary that it should follow the Entitlement Orders of the Agent and no longer follow the Entitlement Orders of the Pledgor. Upon receipt by the Pledgor of notice from a Securities Intermediary of its intent to terminate the Securities Account of the Pledgor held by such Securities Intermediary, prior to the termination of such Securities Account the Pledged Collateral in such Securities Account shall be (i) transferred to a new Securities Account which is subject to a control agreement as provided above or (ii) transferred to an account held by the Agent (in which it will be held until a new Securities Account is established).

         5. Representations and Warranties. The Pledgor hereby represents and warrants to the Agent, for the benefit of the Lenders, on the Closing Date and the date on which any Loan is made or Letter of Credit or Bankers' Acceptance is issued, that:

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                  (a)      Authorization of Pledged Capital Stock. The Pledged
         Capital Stock is duly authorized and validly issued, is fully paid and nonassessable and is not subject to the preemptive rights of any Person. All other shares of Capital Stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable and not subject to the preemptive rights of any Person.

                  (b) Title. The Pledgor has good and indefeasible title to the Pledged Collateral and will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens. There exists no "adverse claim" within the meaning of Section 8-102 of the UCC with respect to the Pledged Capital Stock.

                  (c) Exercising of Rights. The exercise by the Agent of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting the Pledgor or any of its property.

                  (d) Pledgor's Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority, the Company or third party is required (except such that have been duly obtained, made or given, or will be duly obtained, made or given prior to or contemporaneously with the granting of the security interest hereunder, and are in full force and effect) either (i) for the pledge made by the Pledgor or for the granting of the security interest by the Pledgor pursuant to this Pledge Agreement or (ii) for the exercise by the Agent or the Lenders of their rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

                  (e) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Agent, for the benefit of the Lenders, in the Pledged Collateral. The taking possession by the Agent of the certificates (if any) representing the Pledged Capital Stock and all other certificates and instruments constituting Pledged Collateral will perfect and establish the first priority of the Agent's security interest in all certificated Pledged Capital Stock and such certificates and instruments. Except as set forth in this Section 5(e), no action is necessary to perfect or otherwise protect such security interest.

                  (f) Ownership of Capital Stock. The Pledgor owns 100% of the issued and outstanding Capital Stock of the Company. The Pledged Capital Stock is comprised solely of common stock and is as set forth on Schedule 2(a) attached hereto.

         6. Covenants. The Pledgor hereby covenants that so long as any of the Pledgor Obligations remain outstanding or any Credit Document or Lender Hedging Agreement is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated, the Pledgor shall:

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                  (a)      Books and Records. Mark its books and records (and
         shall cause the Company to mark its books and records) to reflect the security interest granted to the Agent, for the benefit of the Lenders, pursuant to this Pledge Agreement.

                  (b) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral at its own expense against the claims and demands of all third parties claiming an interest therein, keep the Pledged Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral or any interest therein, except as permitted under the Credit Agreement and the other Credit Documents.

                  (c) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral (including, without limitation, the execution and filing of UCC financing statements and any and all action necessary to satisfy the Agent that the Agent has obtained a first priority perfected security interest in all Pledged Capital Stock); (ii) enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral; and
         (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by the Agent, delivering to the Agent proxies in respect of the Pledged Collateral, which proxies shall be irrevocable (i) for so long as any of the Pledgor Obligations remain outstanding, any Credit Document or any Lender Hedging Agreement is in effect or any Letter of Credit shall remain outstanding and (ii) until all of the Commitments shall have been terminated.

                  (d) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral other than pursuant hereto or as may be permitted under the Credit Agreement.

                  (e) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by the Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral.

                  (f) Issuance or Acquisition of Capital Stock. At all times own 100% of the issued and outstanding Capital Stock of the Company and cause any Capital Stock acquired after the date hereof to be listed on Schedule 2(a) hereto and to be pledged to the Agent in accordance with the terms hereof.

         7. Performance of Obligations; Advances by Agent. On failure of the Pledgor to perform any of the covenants and agreements contained herein, the Agent may, at its sole option and in its sole discretion, perform or cause to be performed the same and in so doing may expend such sums as the Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to

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obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Agent may make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgor promptly upon timely notice thereof and demand therefor, shall constitute additional Pledgor Obligations and shall bear interest from the date said amounts are expended at the default rate set forth in Section 4.2(b) of the Credit Agreement. No such performance of any covenant or agreement by the Agent on behalf of the Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgor of any default under the terms of this Pledge Agreement, the other Credit Documents or any Lender Hedging Agreement. The Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by the Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with U.S. GAAP.

         8. Events of Default. The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an event of default hereunder (an "Event of Default").

         9.       Remedies.

                  (a) General Remedies. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have, in respect of the Pledged Collateral, in addition to the rights and remedies provided herein, in the Credit Documents, in any Lender Hedging Agreement or by law, the rights and remedies of a secured party under the UCC or any other applicable law.

                  (b) Sale of Pledged Collateral. Upon the occurrence and during the continuance of an Event of Default, without limiting the generality of this Section and without notice, the Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, the Agent and any Lenders may in such event, bid for the purchase of such securities. The Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by the Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Pledgor, in accordance with the notice provisions of Section 14.1 of the Credit Agreement at least ten (10) days before the time of such sale. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

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                  (c)      Private Sale. Upon the occurrence and during the
         continuance of an Event of Default, the Pledgor recognizes that the Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Collateral and that the Agent may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the Company to register such Pledged Collateral for public sale under the Securities Act of 1933. The Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a "public sale" under the UCC, notwithstanding that such sale may not constitute a "public offering" under the Securities Act of 1933, and the Agent may, in such event, bid for the purchase of such Pledged Collateral.

                  (d) Retention of Pledged Collateral. In addition to the rights and remedies hereunder, upon the occurrence and during the continuance of an Event of Default, the Agent may, after providing the notices and obtaining the consents required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Pledged Collateral in satisfaction of the Pledgor Obligations. Unless and until the Agent shall have provided such notices, however, the Agent shall not be deemed to have retained any Pledged Collateral in satisfaction of the Pledgor Obligations for any reason.

                  (e)      [RESERVED].

                  (f) Other Security. To the extent that any of the Pledgor Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property owned by the Borrowers), or by a guarantee, endorsement or property of any other Person, then the Agent and the Lenders shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuance of any Event of Default, and the Agent and the Lenders have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies the Agent and the Lenders shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Agent's and the Lenders' rights or the Pledgor Obligations under this Pledge Agreement, under any other of the Credit Documents or under any Lender Hedging Agreement.

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         10.      Rights of the Agent.

                  (a) Power of Attorney. In addition to other powers of attorney contained herein, the Pledgor hereby designates and appoints the Agent, on behalf of the Lenders, and each of its designees or agents as attorney-in-fact of the Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of
         Default:

                                    (i)      to demand, collect, settle,
                  compromise, adjust and give discharges and releases, all as the Agent may reasonably determine;

                                    (ii)     to commence and prosecute any
                  actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

                                    (iii)    to defend, settle, adjust or
                  compromise any action, suit or proceeding brought and, in connection therewith, give such discharge or release as the Agent may deem reasonably appropriate;

                                    (iv)     to pay or discharge taxes, liens,
                  security interests, or other encumbrances levied or placed on or threatened against the Pledged Collateral;

                                    (v)      to direct any parties liable for
                  any payment under any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct;

                                    (vi)     to receive payment of and receipt
                  for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral;

                                    (vii)    to sign and endorse any drafts,
                  assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

                                    (viii)   to execute and deliver all
                  assignments, conveyances, statements, financing statements, renewal financing statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated herein;

                                    (ix)     to exchange any of the Pledged
                  Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the

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                  Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Agent may determine;

                                    (x)      to vote for a shareholder
                  resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Capital Stock into the name of the Agent or one or more of the Lenders or into the name of any transferee to whom the Pledged Capital Stock or any part thereof may be sold pursuant to Section 9 hereof; and

                                    (xi)     to do and perform all such other
                  acts and things as the Agent may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral.

         This power of attorney is a power coupled with an interest and shall be irrevocable (i) for so long as any of the Pledgor Obligations remain outstanding, any Credit Document or any Lender Hedging Agreement is in effect or any Letter of Credit or any Bankers' Acceptance shall remain outstanding and (ii) until all of the Commitments shall have been terminated. The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Agent solely to protect, preserve and realize upon its security interest in the Pledged Collateral.

                  (b) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Pledgor Obligations and the Pledged Collateral to a successor Administrative Agent appointed pursuant to Section 13.9 of the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Pledge Agreement in relation thereto.

                  (c) The Agent's Duty of Care. Other than the exercise of reasonable care to ensure the safe custody of the Pledged Collateral while being held by the Agent hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgor shall be responsible for preservation of all rights in the Pledged Collateral, and the Agent shall be relieved of all responsibility for Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgor. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Agent has

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         or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

                  (d)      Voting Rights in Respect of the Pledged Collateral.

                                    (i)      So long as no Event of Default
                  shall have occurred and be continuing, to the extent permitted by law, the Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; and

                                    (ii)     Upon the occurrence and during the
                  continuance of an Event of Default and receipt of notice from the Agent, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this subsection (d) shall cease and all such rights shall thereupon become vested in the Agent which shall then have the sole right to exercise such voting and other consensual rights.

                  (e) Dividend and Distribution Rights in Respect of the Pledged Collateral.

                           (i) So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, the Pledgor may receive and retain any and all dividends (other than stock or ownership interest dividends and other dividends constituting Pledged Collateral which are addressed hereinabove), distributions or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Credit Agreement.

                           (ii)     Upon the occurrence and during the
                  continuation of an Event of Default:

                                    (A)      all rights of the Pledgor to
                           receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection (e) shall cease and all such rights shall thereupon be vested in the Agent which shall then have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

                                    (B)      all dividends, distributions and
                           interest payments which are received by the Pledgor contrary to the provisions of clause (A) of this paragraph (ii) shall be received in trust for the benefit of the Agent, shall be segregated from other property or funds of the Pledgor, and shall be forthwith paid over to the Agent as Pledged Collateral in the exact form received, to be held by the Agent as Pledged Collateral and as further collateral security for the Pledgor Obligations.

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                  (f)      Release of Pledged Collateral. The Agent may release
         any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and the security interest created by this Pledge Agreement shall continue as a first priority lien on all Pledged Collateral not expressly released or substituted.

                  (g) Filing of Financing Statements. The Pledgor authorizes the Agent to file financing statements (including renewal statements and in lieu statements) and amendments thereof and supplements thereto with respect to the Pledged Collateral in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Pledge Agreement. Any financing statement filed by the Agent may contain a general description of the collateral covered thereby, as permitted by the UCC, which may state that the security interest attaches to all personal property of the debtor.

         11. Rights of Required Lenders. All rights of the Agent hereunder, if not exercised by the Agent, may be exercised by the Required Lenders.

         12. Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Pledgor Obligations and any proceeds of any Pledged Collateral, when received by the Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Pledgor Obligations in the order set forth in Section 4.7 of the Credit Agreement, and the Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

         13. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this Pledge Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Pledge Agreement or relating to the Pledged Collateral, or to protect the Pledged Collateral or exercise any rights or remedies under this Pledge Agreement or with respect to the Pledged Collateral, then the Pledgor agrees to promptly pay upon demand any and all such reasonable costs and expenses of the Agent, all of which costs and expenses shall constitute Pledgor Obligations hereunder.

         14.      Continuing Agreement.

                  (a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Pledgor Obligations remain outstanding or any Credit Document or Lender Hedging Agreement is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments thereunder shall have terminated. Upon such payment and termination, this Pledge Agreement shall be automatically terminated and the Agent shall, upon the request and at the expense of the

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

         Pledgor, forthwith release all of its liens and security interests hereunder and shall execute, if necessary, and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgor evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

                  (b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Pledgor Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Pledgor Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Pledgor Obligations.

         15. Amendments; Waivers; Modifications. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 14.6 of the Credit Agreement.

         16. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon the Pledgor, its successors and assigns and shall inure, together with the rights and remedies of the Agent and the Lenders hereunder, to the benefit of the Agent and the Lenders and their successors and permitted assigns; provided, however, the Pledgor may not assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders, as required by the Credit Agreement. To the fullest extent permitted by law, the Pledgor hereby releases the Agent and each Lender, and its successors and assigns, from any liability for any act or omission relating to this Pledge Agreement or the Pledged Collateral, except for any liability arising from the gross negligence or willful misconduct of the Agent, or such Lender, or its officers, employees or agents.

         17. Notices. All notices required or permitted to be given under this Pledge Agreement shall be in conformance with Section 14.1 of the Credit Agreement. Any notice to be given to the Pledgor may be given at the following address:

                  HB-PS Holding Company, Inc.
                  4421 Waterfront Drive
                  Glen Allen, Virginia 23060
                  Attention: Chief Financial Officer
                  Telephone: 804-527-7100
                  Telecopy:  804-527-7218

                  With a copy to:

                  HB-PS Holding Company, Inc.
                  4421 Waterfront Drive
                  Glen Allen, Virginia 23060
                  Attention: General Counsel
                  Telephone: 804-527-7100
                  Telecopy:  804-527-7218

         18. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

         19. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Pledge Agreement.

         20. Governing Law; Submission to Jurisdiction and Service of Process; Waiver of Jury Trial.

                  (a) THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Pledge Agreement shall be brought in state court in Mecklenburg County, North Carolina or New York County, New York, or in any federal court for the Western District of North Carolina or for the Southern District of New York, and, by execution and delivery of this Pledge Agreement, the Pledgor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. The Pledgor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out in Section 17, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Pledgor in any other jurisdiction.

                  (b) The Pledgor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Pledge Agreement brought in the courts referred to in subsection
         (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS PLEDGE AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR

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

         COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         21. Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         22. Entirety. This Pledge Agreement, the other Credit Documents and any Lender Hedging Agreement represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to this Pledge Agreement, the other Credit Documents, any such Lender Hedging Agreement or the transactions contemplated herein and therein.

         23. Survival. All representations and warranties of the Pledgor hereunder shall survive the execution and delivery of this Pledge Agreement, the other Credit Documents and any Lender Hedging Agreement, the delivery of the Notes and the making of the Loans, the issuance of the Letters of Credit and the creation of Bankers' Acceptances under the Credit Agreement.

         24.      Judgment Currency.

                  (a) If for the purposes of obtaining judgment in any court it is necessary to convert all or any part of the Pledgor Obligations or any other amount due to the Lenders hereunder or under any other Credit Document in respect of the Pledgor's obligations hereunder in any currency (the "Original Currency") into another currency (the "Other Currency") the Pledgor to the fullest extent that it may effectively do so, agrees that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Agent could purchase the Original Currency with the Other Currency at its principal offices in Charlotte, North Carolina on the Business Day on which the Agent is open for the transaction of its banking business at such offices immediately preceding the day on which any such judgment, or any relevant part thereof, is paid or otherwise satisfied.

                  (b) The obligation of the Pledgor in respect of any sum due in the Original Currency from it to the Agent or the Lenders hereunder or under any other Credit Document in respect of the Pledgor's obligation hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in such Other Currency or of any other sum in any Other Currency the Agent may, in accordance with its normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Agent and the Lenders in the Original Currency, the Pledgor shall, as a separate obligation and notwithstanding any such judgment, indemnify the Agent

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

         against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Lenders, the Agent shall remit such excess to the Pledgor.

                  [remainder of page intentionally left blank]

         Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR:                            HB-PS HOLDING COMPANY, INC.,
                                    a Delaware corporation

                                    By:   /s/ J.C. Butler, Jr.
                                       --------------------------------------
                                    Name:  J.C. Butler, Jr.
                                    Title: Treasurer

Accepted and agreed to as of the date first above written.

                                    WACHOVIA BANK, NATIONAL ASSOCIATION,
                                    as Agent

                                    By:    /s/ Steven J. Haas
                                       --------------------------------------
                                    Name:  Steven J. Haas
                                    Title: Director